UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2020

Sprouts Farmers Market, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36029	32-0331600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5455 E. High Street, Suite 111

Phoenix, Arizona 85054

(Address of principal executive offices and zip code)

(480) 814-8016

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SFM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Stacy Hilgendorf as Principal Accounting Officer

On April 28, 2020, the Board of Directors (the “Board”) of Sprouts Farmers Market, Inc. (the “Company”) designated Stacy Hilgendorf, Vice President – Controller, as the Company’s principal accounting officer. Mr. Hilgendorf, age 50, a certified public accountant, has served as the Company’s Vice President – Controller, since November 2019. Prior to joining the Company, Mr. Hilgendorf served Nuverra Environmental Solutions as its Chief Financial Officer from November 2018 to November 2019, its Vice President – Controller and Chief Accounting Officer from January 2015 to November 2018 and its Vice President – Controller from November 2013 to January 2015. Prior to Nuverra, Mr. Hilgendorf served as Senior Director of Corporate Accounting for Starwood Hotels and Resorts from August 2004 to December 2013.

There are no related party transactions between the Company and Mr. Hilgendorf that would require disclosure under Item 404(a) of Regulation S-K.  There is no arrangement or understanding pursuant to which Mr. Hilgendorf was appointed as the Company’s principal accounting officer. Denise Paulonis, who was designated as the Company’s principal financial and accounting officer upon her appointment as the Company’s Chief Financial Officer on February 21, 2020, will continue to serve in her capacity as principal financial officer.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 28, 2020, the Company held its annual meeting of stockholders (the “Annual Meeting”) to consider and vote upon the following proposals: (1) to elect three Class I directors to serve until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified; (2) to vote on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers for fiscal 2019 (“say-on-pay”); (3) to vote on a non-binding advisory proposal on the frequency of future say-on-pay votes (“say-on-frequency”); and (4) to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 3, 2021.

Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting. For more information on the following proposals, see the Company’s Proxy Statement.

Proposal 1: Election of the three Class I directors listed below to serve for a three-year term expiring at the Company’s 2023 annual meeting of stockholders.  Each director nominee was duly elected.

Nominee	For	Withheld	Broker Non-Votes
Joel D. Anderson	91,277,142	429,859	14,393,163
Terri Funk Graham	90,222,103	1,484,898	14,393,163
Doug G. Rauch	91,276,882	430,119	14,393,163

Proposal 2: Advisory vote on the compensation paid to the Company’s named executive officers for fiscal 2019. This proposal was approved.

For	Against	Abstain	Broker Non-Votes
83,131,452	6,844,850	1,730,699	14,393,163

Proposal 3:  Advisory vote on the frequency of future votes on executive compensation. The say-on-frequency option that received the majority of votes cast was “one year”.

One Year	Two Years	Three Years	Abstain
86,436,872	168,788	4,994,732	106,609

After considering the preferences expressed at the Annual Meeting, the Board has determined to continue to hold future non-binding, advisory votes on the compensation paid to its named executive officers every year, so that the next such vote will be held at its 2021 annual meeting of stockholders. Under Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, the Company will hold another vote on the frequency of the vote regarding the compensation paid to its named executive officers no later than its 2026 annual meeting of stockholders.

Proposal 4: Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s 2020 fiscal year.  This proposal was approved.

For	Against	Abstain	Broker Non-Votes
105,220,237	740,294	139,633	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUTS FARMERS MARKET, INC.

Date: May 1, 2020	By:	/s/ Brandon F. Lombardi
	Name:	Brandon F. Lombardi
	Title:	Chief Legal Officer and Corporate Secretary